SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 21, 1998
                        (Date of earliest event reported)

                                U S LIQUIDS INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                      1-13259                   76-0519797
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)

411 NORTH SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS        77060
       (Address of principal executive offices)                    (Zip Code)

                                 (281) 272-4500
               Registrant's telephone number, including area code

Item 7.  Financial Statements and Exhibits.

      (a) (b) THIS FORM 8-K/A IS BEING FILED TO INCLUDE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE CURRENT REPORT ON FORM 8-K FILED ON MAY 6, 1998. THIS FORM 8-K/A ALSO INCLUDES THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE CURRENT REPORT ON FORM 8-K FILED ON MAY 22, 1998.

      THE REQUIRED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION ARE INCLUDED AS EXHIBITS TO THIS FORM 8-K/A AND ARE INCORPORATED HEREIN BY REFERENCE.

      (c) EXHIBITS.
                                                                         PAGE
      U S LIQUIDS INC. PRO FORMA
            Introduction to Unaudited Pro Forma Financial Statements..... F-2
            Pro Forma Balance Sheet (Unaudited).......................... F-3
            Notes to Pro Forma Balance Sheet (Unaudited)................. F-4
            Pro Forma Statements of Income (Unaudited)................... F-5
            Notes to Pro Forma Statements of Income (Unaudited).......... F-8


      CITY ENVIRONMENTAL, INC.
            Report of Independent Public Accountants..................... F-9
            Balance Sheets............................................... F-10
            Statements of Income......................................... F-11
            Notes to Financial Statements................................ F-12

      WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
            Report of Independent Public Accountants..................... F-18
            Combined Balance Sheets...................................... F-19
            Combined Statements of Income................................ F-20
            Combined Statements of Stockholders' Equity.................. F-21
            Combined Statements of Cash Flows............................ F-22
            Notes to Combined Financial Statements....................... F-23

      PARALLEL PRODUCTS
            Report of Independent Public Accountants..................... F-28
            Balance Sheets............................................... F-29
            Statements of Income......................................... F-30
            Statements of Partners' Capital.............................. F-31
            Statements of Cash Flows..................................... F-32
            Notes to Financial Statements................................ F-33

            23.1  Consent of Independent Accountants.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  U S LIQUIDS INC.

Date: June 1, 1998                By: /s/ MICHAEL P. LAWLOR
                                      Michael P. Lawlor, Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE
                                                                       ----
    U S LIQUIDS INC. PRO FORMA
          Introduction to Unaudited Pro Forma Financial Statements..... F-2
          Pro Forma Balance Sheet (Unaudited).......................... F-3
          Notes to Pro Forma Balance Sheet (Unaudited)................. F-4
          Pro Forma Statements of Income (Unaudited)................... F-5
          Notes to Pro Forma Statements of Income (Unaudited).......... F-8


    CITY ENVIRONMENTAL, INC.
          Report of Independent Public Accountants..................... F-9
          Balance Sheets............................................... F-10
          Statements of Income......................................... F-11
          Notes to Financial Statements................................ F-12

    WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
          Report of Independent Public Accountants..................... F-18
          Combined Balance Sheets...................................... F-19
          Combined Statements of Income................................ F-20
          Combined Statements of Stockholders' Equity.................. F-21
          Combined Statements of Cash Flows............................ F-22
          Notes to Combined Financial Statements....................... F-23

    PARALLEL PRODUCTS
          Report of Independent Public Accountants..................... F-28
          Balance Sheets............................................... F-29
          Statements of Income......................................... F-30
          Statements of Partners' Capital.............................. F-31
          Statements of Cash Flows..................................... F-32
          Notes to Financial Statements................................ F-33

                                U S LIQUIDS INC.
            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements present the balance sheet and income statement data from the consolidated financial statements of U S Liquids Inc. (U S Liquids or the Company) combined with the historical financial data of acquisitions by the Company since its initial public offering (the Acquisitions) as follows: (i) the unaudited pro forma balance sheet includes the historical consolidated balance sheet data of U S Liquids at March 31, 1998 combined with the Acquisitions consummated or to be consummated after March 31, 1998 as if each had occurred on March 31, 1998 and (ii) the unaudited pro forma income statements for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 include the historical consolidated income statements of U S Liquids for the respective periods combined with all Acquisitions consummated or to be consummated since the Company's initial public offering as if each had occurred January 1, 1997. Additionally, the effect of the Company's initial public offering is included in the unaudited pro forma financial statements as if it had occurred on January 1, 1997. The income statement data present depreciation and amortization expenses separately from operating expenses and selling, general and administrative expenses. Depreciation and amortization expenses are included in the operating and the selling, general and administrative expense captions set forth in the audited financial statements.

     The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. The Company cannot quantify these savings due to the short period of time since the closing of the majority of the Acquisitions. It is anticipated that these savings will be partially offset by the incremental increase in costs related to the Company's corporate management. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the pro forma financial statements.

     The pro forma financial statements include certain adjustments to the historical financial statements of the Acquisitions, including the adjustment of depreciation and amortization expenses to reflect purchase price allocations, recording of interest expense to reflect debt issued in connection with the Acquisitions, and certain reductions of salaries and benefits payable to the previous owners of the businesses acquired which were agreed to in connection with the Acquisitions and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or project the Company's financial position or results of operations for any future period. Since the Company and the Acquisitions were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this filing, as well as information included in the Company's Form 10-K.

                                U S LIQUIDS INC.
                      PRO FORMA BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)

                                                            MARCH 31, 1998
                                      ----------------------------------------------------------
                                       HISTORICAL                      ACQUISITION
                                      CONSOLIDATED   ACQUISITIONS    ADJUSTMENTS(A)    PRO FORMA
                                      ------------   -------------   ---------------   ---------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........   $  5,733        $ 2,013         $    (270)     $   7,476
  Accounts receivable, net of
     allowance.......................      7,155         13,872            (5,382)        15,645
  Inventories........................        447            655                            1,102
  Prepaid expenses and other current
     assets..........................        955          2,446               (46)         3,355
                                      ------------   -------------   ---------------   ---------
          Total current assets.......     14,290         18,986            (5,698)        27,578
PROPERTY, PLANT AND EQUIPMENT, net...     40,501         36,089               146         76,736
INTANGIBLE ASSETS, net...............     14,402         18,208            43,156         75,766
OTHER ASSETS, net....................      1,047            249               (35)         1,261
                                      ------------   -------------   ---------------   ---------
          Total assets...............   $ 70,240        $73,532         $  37,569      $ 181,341
                                      ============   =============   ===============   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     obligations.....................   $  1,258        $ 5,671         $  (5,671)     $   1,258
  Accounts payable...................      3,081          5,641              (685)         8,037
  Accrued liabilities................      4,473          2,764             3,355         10,592
                                      ------------   -------------   ---------------   ---------
          Total current
          liabilities................      8,812         14,076            (3,001)        19,887
LONG-TERM OBLIGATIONS, net of current
  maturities.........................     25,346          5,838            59,632         90,816
CELL PROCESSING RESERVE..............      7,129         --                                7,129
CLOSURE AND REMEDIATION RESERVES.....      3,221          1,325               250          4,796
OTHER RESERVES.......................     --             --                11,703         11,703
DEFERRED INCOME TAXES................        308         --                   437            745
                                      ------------   -------------   ---------------   ---------
          Total liabilities..........     44,816         21,239            69,021        135,076
                                      ------------   -------------   ---------------   ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock.......................         75             33               (23)            85
  Additional paid-in capital.........     20,171          8,525            12,306         41,002
  Retained earnings..................      5,178          8,259            (8,259)         5,178
  Other owners' equity...............     --             35,476           (35,476)        --
                                      ------------   -------------   ---------------   ---------
          Total stockholders'
          equity.....................     25,424         52,293           (31,452)        46,265
                                      ------------   -------------   ---------------   ---------
          Total liabilities and
             stockholders' equity....   $ 70,240        $73,532         $  37,569      $ 181,341
                                      ============   =============   ===============   =========

    The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
                  NOTES TO PRO FORMA BALANCE SHEET (UNAUDITED)

(a) These adjustments reflect the purchase of the Acquisitions that were consummated or will be consummated subsequent to March 31, 1998, including approximately $61,363,000 of long-term obligations issued for the cash portion of the purchase price and for certain debt obligations paid upon acquisition and approximately 1,017,000 shares issued. These adjustments also reflect purchase price allocations on the Acquisitions, including allocating the deferred income tax liability attributable to the temporary differences between the financial reporting and income tax bases on assets and liabilities previously held as S Corporations, the repayment of working capital for certain Acquisitions pursuant to their respective acquisition agreements through the collection and subsequent repayment of approximately $6,500,000 in accounts receivable and establishing a $14,629,000 deferred cost reserve in connection with a landfill disposal agreement entered into with USA Waste.

                                U S LIQUIDS INC.
                   PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)

                                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                        ------------------------------------------------------------
                                         HISTORICAL                       ACQUISITION
                                        CONSOLIDATED     ACQUISITIONS     ADJUSTMENTS     PRO FORMA
                                        -------------    -------------    ------------    ----------
REVENUES.............................      $38,159         $ 111,824        $              $149,983
OPERATING EXPENSES...................       21,353            79,621             894(a)     101,868
DEPRECIATION AND
  AMORTIZATION.......................        2,990             4,611           1,691(b)       9,292
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        5,750            14,048          (1,612)(a)     18,186
                                        -------------    -------------    ------------    ----------
INCOME FROM OPERATIONS...............        8,066            13,544            (973)        20,637
INTEREST EXPENSE, net................        1,734             1,873           3,542(c)       7,149
OTHER (INCOME) EXPENSE, net..........           41               113                            154
                                        -------------    -------------    ------------    ----------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.......................        6,291            11,558          (4,515)        13,334
PROVISION FOR INCOME TAXES...........        2,416               161           2,890(d)       5,467
                                        -------------    -------------    ------------    ----------
NET INCOME (LOSS)....................      $ 3,875         $  11,397        $ (7,405)      $  7,867
                                        =============    =============    ============    ==========
BASIC EARNINGS PER COMMON SHARE......                                                      $   0.93
                                                                                          ==========
DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE............                                                      $   0.82
                                                                                          ==========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................                                                         8,453(e)
                                                                                          ==========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING......                                                         9,645(f)
                                                                                          ==========

    The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
                   PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)

                                                FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                        ----------------------------------------------------------
                                         HISTORICAL                      ACQUISITION
                                        CONSOLIDATED    ACQUISITIONS     ADJUSTMENTS     PRO FORMA
                                        ------------    -------------    ------------    ---------
REVENUES.............................      $7,862          $26,637         $              $34,499
OPERATING EXPENSES...................       4,675           19,611              138(a)     24,424
DEPRECIATION AND AMORTIZATION........         633              923              388(b)      1,944
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         690            3,087             (290)(a)     3,487
                                        ------------    -------------    ------------    ---------
INCOME FROM OPERATIONS...............       1,864            3,016             (236)        4,644
INTEREST EXPENSE, net................         509              525              819(c)      1,853
OTHER (INCOME) EXPENSE, net..........         (28)             119                             91
                                        ------------    -------------    ------------    ---------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.......................       1,383            2,372           (1,055)        2,700
PROVISION FOR INCOME TAXES...........         504                1              602(d)      1,107
                                        ------------    -------------    ------------    ---------
NET INCOME (LOSS)....................      $  879          $ 2,371         $ (1,657)      $ 1,593
                                        ============    =============    ============    =========
BASIC EARNINGS PER COMMON SHARE......                                                     $  0.19
                                                                                         =========
DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE............                                                     $  0.17
                                                                                         =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................                                                       8,450(e)
                                                                                         =========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING......                                                       9,483(f)
                                                                                         =========

    The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
                   PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)

                                              FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                       --------------------------------------------------------
                                        HISTORICAL                    ACQUISITION
                                       CONSOLIDATED   ACQUISITIONS    ADJUSTMENTS     PRO FORMA
                                       ------------   -------------   ------------    ---------
REVENUES.............................    $ 12,343        $29,335        $             $  41,678
OPERATING EXPENSES...................       7,011         20,852            (127)(a)     27,736
DEPRECIATION AND
  AMORTIZATION.......................         987          1,339             305(b)       2,631
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,467          3,177                          4,644
                                       ------------   -------------   ------------    ---------
INCOME FROM OPERATIONS...............       2,878          3,967            (178)         6,667
INTEREST EXPENSE, net................         346            570             764(c)       1,680
OTHER (INCOME) EXPENSE, net..........          (5)           105                            100
                                       ------------   -------------   ------------    ---------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.......................       2,537          3,292            (942)         4,887
PROVISION FOR INCOME TAXES...........       1,002            771             231(d)       2,004
                                       ------------   -------------   ------------    ---------
NET INCOME (LOSS)....................    $  1,535        $ 2,521        $ (1,173)     $   2,883
                                       ============   =============   ============    =========
BASIC EARNINGS PER COMMON SHARE......                                                 $    0.34
                                                                                      =========
DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE............                                                 $    0.29
                                                                                      =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................                                                     8,512(e)
                                                                                      =========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING......                                                     9,811(f)
                                                                                      =========

    The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
              NOTES TO PRO FORMA STATEMENTS OF INCOME (UNAUDITED)

 (a) Adjusts compensation expense to the level the previous owners of the Acquisitions have agreed to receive as employees of the Company subsequent to their respective acquisitions. In addition, for certain of the Acquisitions, salaries and related expenses previously recorded as selling, general and administrative expenses have been reclassified as operating expenses consistent with the Company's accounting policy.

 (b) Adjusts depreciation and amortization expenses to reflect purchase price allocations on the Acquisitions.

 (c) Records interest expense on the debt incurred to effect the purchase of the Acquisitions, net of a reduction in interest expense on debt repaid in connection with the Acquisitions.

 (d) Reflects the incremental provision for providing federal income taxes on the Acquisitions previously taxed as S corporations or limited liability companies as well as federal and state income taxes relating to the pro forma income statement adjustments.

 (e)  Includes (i) 5,937,435 shares, 5,238,875 shares and 7,438,910 shares outstanding for the year ended December 31, 1997, and for the three months ended March 31, 1997 and 1998, respectively, and (ii) 2,515,124 shares, 3,211,085 shares and 1,073,578 shares for the year ended December 31, 1997, and for the three months ended March 31, 1997 and 1998, respectively, issued in connection with the Acquisitions and the Company's initial public offering as if each had occurred on January 1, 1997.

 (f) Includes the weighted average common shares outstanding and 1,192,531 shares, 1,032,585 shares and 1,298,072 shares for the year ended December 31, 1997, and for the three months ended March 31, 1997 and 1998, respectively, representing the effect of outstanding warrants and options to purchase Common Stock, using the treasury stock method. Excludes 281,250 shares issuable pursuant to options, the vesting of which is contingent upon the successful completion or certain corporate development activities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To City Environmental, Inc.:

     We have audited the accompanying balance sheets of City Environmental, Inc. (CEI or the Company), which represent certain assets acquired and liabilities assumed by U S Liquids Inc. from USA Waste Services, Inc., as of June 30, 1996 and 1997, and the related statements of income for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1, the accompanying financial statements have been prepared pursuant to the purchase agreement between USA Waste Services, Inc., and U S Liquids Inc. and were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of City Environmental, Inc.'s assets, liabilities, operating results or cash flows on a stand-alone basis.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City Environmental, Inc., as of June 30, 1996 and 1997, and the results of its operations for each of the three years in the period ended June 30, 1997, pursuant to the purchase agreement referred to in Note 1 and in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
April 24, 1998

                            CITY ENVIRONMENTAL, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                             JUNE 30,
                                       --------------------     MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------    -----------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $       4  $       4      $     4
     Accounts receivable, less
       allowance of $53, $93 and $652
       (unaudited)...................      2,803      4,258        3,103
     Prepaid expenses and other
       current assets................        123         97           90
                                       ---------  ---------    -----------
               Total current
                  assets.............      2,930      4,359        3,197
PROPERTY, PLANT AND EQUIPMENT, net...      7,195     13,512       16,346
OTHER ASSETS.........................        249        318        5,971
                                       ---------  ---------    -----------
               Total assets..........  $  10,374  $  18,189      $25,514
                                       =========  =========    ===========
  LIABILITIES AND NET INTERCOMPANY
               BALANCE
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $      41  $      57      $    68
     Accounts payable................        412        480          791
     Accrued liabilities.............        348        509        1,203
                                       ---------  ---------    -----------
               Total current
                  liabilities........        801      1,046        2,062
LONG-TERM DEBT, net of current
  maturities.........................        778        644          528
CLOSURE AND REMEDIATION RESERVES.....      1,373      1,516        1,289
                                       ---------  ---------    -----------
               Total liabilities.....      2,952      3,206        3,879
NET INTERCOMPANY BALANCE.............      7,422     14,983       21,635
                                       ---------  ---------    -----------
               Total liabilities and
                  net intercompany
                  balance............  $  10,374  $  18,189      $25,514
                                       =========  =========    ===========

   The accompanying notes are an integral part of these financial statements.

                            CITY ENVIRONMENTAL, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                            NINE            SIX            THREE
                                                                           MONTHS          MONTHS         MONTHS
                                             YEAR ENDED JUNE 30,            ENDED          ENDED           ENDED
                                       -------------------------------    MARCH 31,     DECEMBER 31,     MARCH 31,
                                         1995       1996       1997         1997            1997           1998
                                       ---------  ---------  ---------   -----------    ------------    -----------
                                                                         (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
REVENUES.............................  $  15,284  $  14,461  $  20,806     $14,643        $ 12,171        $ 5,211
COST OF OPERATIONS...................      8,854      7,451      9,969       7,290           6,303          2,376
                                       ---------  ---------  ---------   -----------    ------------    -----------
     Gross profit....................      6,430      7,010     10,837       7,353           5,868          2,835
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,262      2,662      3,533       2,431           2,685          1,022
                                       ---------  ---------  ---------   -----------    ------------    -----------
     Income from operations..........      4,168      4,348      7,304       4,922           3,183          1,813
INTEREST EXPENSE, net................        313        201        104          39             102             15
OTHER INCOME, net....................       (804)    (1,158)    (1,386)     (1,065)            123             41
                                       ---------  ---------  ---------   -----------    ------------    -----------
     Income before taxes.............      3,051      2,989      5,814       3,818           3,204          1,839
PROVISION FOR INCOME TAXES...........        102        128         90          85              17            754
                                       ---------  ---------  ---------   -----------    ------------    -----------
NET INCOME...........................  $   2,949  $   2,861  $   5,724     $ 3,733        $  3,187        $ 1,085
                                       =========  =========  =========   ===========    ============    ===========

   The accompanying notes are an integral part of these financial statements.

                            CITY ENVIRONMENTAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     City Environmental, Inc. (CEI or the Company), is a division of City Management Corporation (CMC), which in turn is a subsidiary of USA Waste Services, Inc. (USA Waste). For periods up to and including December 31, 1997, CMC was owned and operated as an independent private company. During January 1998, CMC was acquired by USA Waste. During March 1998, USA Waste entered into negotiations with U S Liquids Inc. (USL) whereby USL would purchase certain assets and assume certain liabilities of CEI through a transaction to be accounted for as an asset purchase.

     The Company treats and disposes hazardous and nonhazardous wastes generated by commercial, industrial, residential and governmental generators. The Company operates treatment facilities in Detroit, Michigan, which are accessible by truck and rail. The Company also operates a truck/tanker fleet to transport waste materials from customers to its treatment facilities and to deliver treated waste to landfill sites.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared to present the financial position and the results of operations of CEI related to the assets acquired and liabilities assumed by USL in conformity with generally accepted accounting principles. The unaudited balance sheet as of March 31, 1998, and the related statement of income for the three months ended March 31, 1998, reflect purchase price allocations associated with USA Waste's acquisition of CMC, effective as of January 1, 1998.

     CEI is a division of CMC and, as such, the balance sheets and statements of income may not necessarily be indicative of the financial position or results of operations that would have been realized had CEI been operated as a stand-alone entity. The statements of income include amounts allocated by CMC to CEI for corporate management fees, including insurance risk management, legal department services, cash management, information systems support and executive management salaries. Management believes the allocation is reasonable.

     As a division of CMC, CEI maintains an interest-bearing intercompany account with CMC for recording intercompany charges for costs and expenses, intercompany transfers of equipment and intercompany transfers of cash, among other transactions. CMC charges CEI interest expense at the rate of 9 percent per annum of the average of the two prior months' intercompany balances when the average exceeds $6,060,000 and credits interest income to CEI at a rate of 6 percent per annum when the average is less than $6,060,000. (The $6,060,000 was established in prior years when CEI transferred the value of its common stock and additional paid-in capital to the intercompany account with CMC as a result of CMC becoming an S Corporation.) This method is not indicative of, nor is it feasible to ascertain, the amount of related net interest expense that would have been recorded in the accompanying statements of income had CEI operated as a stand-alone entity. CMC does not maintain debt balances specifically related to the operations of CEI. The net interest expense reflected in the accompanying statements of income represents intercompany interest charges from CMC and external interest expenses on long-term notes payable.

     Due to the manner in which CMC intercompany transactions were recorded, it is not feasible to present a detailed analysis of transactions reflected in the intercompany balance with CMC. The change in the intercompany balance with CMC was $991,000 and $7,561,000 for the years ended June 30, 1996 and 1997, respectively. For the six months ended December 31, 1997, and for the three months ended March 31, 1998, the change in intercompany balance with CMC was $8,346,000 and $(1,715,000), respectively.

                            CITY ENVIRONMENTAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     It is also not feasible to present complete statements of cash flows due to the nature and manner of recording of intercompany transactions; however, the following information presents certain cash flow data related to the operations of CEI:

                             CASH FLOW INFORMATION
                                 (IN THOUSANDS)

                                                                            NINE            SIX            THREE
                                                                           MONTHS          MONTHS         MONTHS
                                             YEAR ENDED JUNE 30             ENDED          ENDED           ENDED
                                       -------------------------------    MARCH 31,     DECEMBER 31,     MARCH 31,
                                         1995       1996       1997         1997            1997           1998
                                       ---------  ---------  ---------   -----------    ------------    -----------
                                                                         (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
Cash flows from operating
  activities --
     Net income......................  $   2,949  $   2,861  $   5,724     $ 3,733         $3,187         $ 1,085
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............      1,050        845        849         637            650             242
          Loss on disposal of
             assets..................      1,187        243        346         332            117               8
     Changes in operating assets and
       liabilities --
          Accounts receivable........       (148)      (305)    (1,455)       (660)           432             744
          Prepaid expenses and other
             current assets..........        (67)        27         26         (15)           (17)             24
          Other assets...............        (75)       (89)      (201)       (201)          (160)           (422)
          Accounts payable and
             accrued liabilities.....        102         90        229         159            107             898
          Closure and remediation....        280         80        143          22           (290)             63
                                       ---------  ---------  ---------   -----------    ------------    -----------
          Net cash provided by
             operating activities....  $   5,278  $   3,752  $   5,661     $ 4,007         $4,026         $ 2,642
                                       =========  =========  =========   ===========    ============    ===========

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended March 31, 1997, the six months ended December 31, 1997, and the three months ended March 31, 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets acquired and liabilities assumed, the disclosure of contingent assets acquired and liabilities assumed at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

                            CITY ENVIRONMENTAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CASH

     Cash represents an imprest account maintained by CEI. At month-end, all excess cash balances, other than the balance in the imprest account, are credited to CMC.

  CONCENTRATIONS OF CREDIT RISK

     Accounts receivable potentially subject the Company to concentrations of credit risk. At June 30, 1996 and 1997, one customer accounted for 15 percent and 12 percent, respectively, of the total accounts receivable balance. For the year ended June 30, 1995, three customers accounted for 20 percent of total revenues. For the years ended June 30, 1997 and 1996, four customers accounted for 22 percent and 21 percent of total revenues, respectively.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method.

  LONG-LIVED ASSETS

     Long-lived assets consist primarily of disposal sites, equipment and permits. Management continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful lives of intangible assets and other long-lived assets may warrant revision or that remaining balances may not be recoverable.

  INSURANCE

     The Company maintains various types of insurance coverage for its business through CMC, including, without limitation, commercial general liability and commercial auto liability, workers' compensation and employer liability, pollution legal liability and a general umbrella policy. Premiums paid to CMC may not have been indicative of market rates to obtain such coverage had the Company operated on a stand-alone basis. The Company has not incurred significant claims or losses in excess of its insurance limits during the periods presented in the accompanying financial statements.

  CLOSURE AND REMEDIATION RESERVES

     The closure and remediation reserves represent accruals for the estimated future costs associated with the ultimate closure of the Company's treatment and disposal facilities, including costs of decommissioning, statutory monitoring costs and incremental direct administrative costs required during the closure and subsequent postclosure periods. The Company accrues for the estimated future costs over the estimated useful life of the treatment facilities. Management periodically reviews the estimated future costs and adjusts reserves over the remaining useful life of the treatment facilities.

  REVENUE RECOGNITION

     CEI recognizes treatment and disposal revenue when waste material is accepted and treated at the treatment and disposal site, and transportation revenue at the point of collection, if the Company collects waste from the customer's location.

  INCOME TAXES

     The operations of CEI are included in the consolidated U.S. federal and state income tax returns of CMC. The stockholder of CMC elected to be taxed individually on the Company's taxable income, pursuant

                            CITY ENVIRONMENTAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) to S Corporation rules of the Internal Revenue Code for federal taxes. A provision for state income taxes is reflected in the historical financial statements as if CEI were a stand-alone entity.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets at June 30, 1996 and 1997, consist of the following:

                                        1996       1997
                                        -----      ----
                                        (IN THOUSANDS)
Prepaid expenses.....................   $  80      $59
Prepaid licenses and permits.........      27       22
Inventory............................       7        7
Other................................       9        9
                                        -----      ----
     Total...........................   $ 123      $97
                                        =====      ====

4.  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at June 30, 1996 and 1997, consist of the following:

                                                            JUNE 30
                                        DEPRECIABLE   --------------------
                                           LIFE         1996       1997
                                        -----------   ---------  ---------
                                          (YEARS)        (IN THOUSANDS)
     Land............................      --         $     630  $     686
     Buildings and improvements......       15-39         4,477      4,686
     Machinery and equipment.........         5-7         5,637     11,608
     Vehicles........................         5-7           171        190
     Furniture and fixtures..........           5           550        835
                                                      ---------  ---------
          Total......................                    11,465     18,005
     Less -- Accumulated
       depreciation..................                    (4,270)    (4,493)
                                                      ---------  ---------
          Total......................                 $   7,195  $  13,512
                                                      =========  =========

5.  OTHER ASSETS:

     Other assets at June 30, 1996 and 1997, consist of the following:

                                        1996       1997
                                        -----      -----
                                         (IN THOUSANDS)
Permits..............................   $ 148      $ 215
Deposits.............................       1          3
Assets held for resale...............     100        100
                                        -----      -----
     Total...........................   $ 249      $ 318
                                        =====      =====

                            CITY ENVIRONMENTAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  ACCRUED LIABILITIES:

     Accrued liabilities at June 30, 1996 and 1997, consist of the following:

                                         1996       1997
                                       ---------  ---------
                                          (IN THOUSANDS)
Accrued salaries and benefits........  $     118  $     134
Accrued interest.....................         20         18
Accrued insurance....................          5         64
Accrued state taxes..................        141        127
Other................................         64        166
                                       ---------  ---------
     Total...........................  $     348  $     509
                                       =========  =========

7.  LONG-TERM DEBT:

     The Company's long-term debt at June 30, 1996 and 1997, consisted of the following:

                                         1996       1997
                                       ---------  ---------
                                          (IN THOUSANDS)
Note payable to an individual,
  imputed interest at 10%, due in
  quarterly installments of $18,750,
  maturing April 2004, secured by
  assets of the Company..............  $     528  $     431
Note payable to a government
  institution, imputed interest at
  10%, due in quarterly installments
  of $12,500, maturing July 2005,
  secured by assets of the Company...        291        270
                                       ---------  ---------
Total................................        819        701
Less: Current maturities of long term
  obligations........................        (41)       (57)
                                       ---------  ---------
                                       $     778  $     644
                                       =========  =========

     Principal payments of long-term debt as of June 30, 1997, are as follows:

                                        (IN THOUSANDS)
                                        --------------
Year ending June 30 --
     1998............................       $   57
     1999............................           70
     2000............................           77
     2001............................           85
     2002............................           94
     Thereafter......................          318
                                        --------------
          Total......................       $  701
                                        ==============

8.  COMMITMENTS AND CONTINGENCIES:

  LEACHATE AND LANDFILL DISPOSAL AGREEMENT

     In July 1995, CEI entered into an agreement with Carleton Farms, Inc., and City Sand and Landfill (subsidiaries of CMC), whereby CEI agreed to transport and treat leachate from these landfills and Carleton Farms, Inc., agreed to accept CEI's treated waste. The pricing arrangements were not necessarily indicative of market rates had this agreement been entered into between unrelated parties. Revenues of $686,765 and $919,946 and cost of operations of $1,324,612 and $1,600,476 are reflected in the accompanying statements of income related to this agreement for the years ended June 30, 1996 and 1997, respectively.

                            CITY ENVIRONMENTAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LEASES

     The Company leases certain sales office facilities and certain equipment under one-year cancelable operating leases. Rent expense was $7,000, $20,000 and $23,000 for the years ended June 30, 1995, 1996 and 1997, respectively.

  LEGAL

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     Effective January 1, 1998, USA Waste Services, Inc., acquired the outstanding stock of CMC, including the operations of CEI, through a transaction accounted for as a purchase.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On May 11, 1998 U S Liquids Inc. acquired certain assets and assumed certain liabilities of CEI for cash. The transaction was accounted for under the purchase method of accounting. The acquisition agreement provides for additional payments of $14,629,000 and other contingent payments pursuant to a revised leachate and landfill disposal agreement with USA Waste.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Waste Stream Environmental Inc.:

     We have audited the accompanying combined balance sheet of Waste Stream Environmental Inc. (a New York corporation) and affiliate as of December 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Waste Stream Environmental Inc. and Affiliate as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas,
April 24, 1998

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,     MARCH 31,
                                            1997            1998
                                        ------------    ------------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......      $   71         $    619
     Accounts receivable, less
      allowance of $20 and $20
      (unaudited)....................       2,996            2,711
     Inventories.....................          92              120
     Prepaid expenses and other
      current assets.................         383              449
     Due from related party..........      --                  222
                                        ------------    ------------
          Total current assets.......       3,542            4,121
PROPERTY, PLANT AND EQUIPMENT, net...       5,823            5,992
OTHER ASSETS, net....................         112               99
                                        ------------    ------------
          Total assets...............      $9,477         $ 10,212
                                        ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      obligations....................      $3,164         $  2,301
     Accounts payable................       1,788            1,969
     Accrued liabilities.............         250              151
                                        ------------    ------------
          Total current
             liabilities.............       5,202            4,421
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       1,251            2,968
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
     Common stock, no par value, 200
      shares authorized, 100 shares
      issued and outstanding.........           7                7
     Additional paid-in capital......         368              368
     Retained earnings...............       2,652            2,451
     Less -- 50 shares of common,
      held in treasury, at cost......          (3)              (3)
                                        ------------    ------------
          Total stockholders'
             equity..................       3,024            2,823
                                        ------------    ------------
          Total liabilities and
             stockholders' equity....      $9,477         $ 10,212
                                        ============    ============

    The accompanying notes are an integral part of these combined financial statements.

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED       ENDED MARCH 31
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES.............................     $ 18,602     $   3,899  $   5,010
COST OF OPERATIONS...................       15,924         3,367      4,307
                                        ------------   ---------  ---------
     Gross profit....................        2,678           532        703
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        1,669           331        536
                                        ------------   ---------  ---------
     Income from operations..........        1,009           201        167
INTEREST EXPENSE, net................          370            87        123
OTHER INCOME, net....................         (309)          (15)        (1)
                                        ------------   ---------  ---------
     Income before provision
       (benefit) for income taxes....          948           129         45
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................           21            (2)         6
                                        ------------   ---------  ---------
NET INCOME...........................     $    927     $     131  $      39
                                        ============   =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK       ADDITIONAL                                   TOTAL
                                        ------------------      PAID-IN      RETAINED     TREASURY     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      EARNINGS       STOCK         EQUITY
                                        -------    -------    -----------    ---------    ---------    -------------
BALANCE, December 31, 1996...........      100       $ 7         $ 368        $ 1,969       $  (3)        $ 2,341
     Net income......................     --        --           --               927       --                927
     Distributions to stockholders...     --        --           --              (244)      --               (244)
                                        -------    -------    -----------    ---------        ---      -------------
BALANCE, December 31, 1997...........      100         7           368          2,652          (3)          3,024
     Net income (unaudited)..........     --        --           --                39       --                 39
     Distributions to stockholders
       (unaudited)...................     --        --           --              (240)      --               (240)
                                        -------    -------    -----------    ---------        ---      -------------
BALANCE, March 31, 1998
  (unaudited)........................      100       $ 7         $ 368        $ 2,451       $  (3)        $ 2,823
                                        =======    =======    ===========    =========        ===      =============

    The accompanying notes are an integral part of these combined financial statements.

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED       ENDED MARCH 31
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................     $    927     $     131  $      39
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
       Depreciation and
          amortization...............        1,104           245        286
       (Gain) loss from sale of
          assets.....................          (14)       --              4
       Change in operating assets and
          liabilities --
       Accounts receivable, net......       (1,275)         (162)       285
       Inventories...................           (8)            7        (28)
       Prepaid expenses and other
          current assets.............           89            21        (66)
       Due from related party........       --            --           (222)
       Accounts payable..............          543           341        181
       Accrued liabilities...........           80           (15)       (99)
                                        ------------   ---------  ---------
       Net cash provided by operating
          activities.................        1,446           568        380
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
     equipment.......................       (1,060)         (240)      (461)
  Proceeds from sale of property and
     equipment.......................           21             9         15
                                        ------------   ---------  ---------
       Net cash used in investing
          activities.................       (1,039)         (231)      (446)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments of long-term
     debt............................       (1,188)         (306)    (1,815)
  Proceeds from borrowings of
     long-term debt..................          819           231      2,402
  Proceeds from line of credit,
     net.............................          527            77        360
  Payments of capital lease
     obligations.....................         (311)          (58)       (93)
  Distributions to stockholders......         (244)         (100)      (240)
                                        ------------   ---------  ---------
       Net cash provided by (used in)
          financing activities.......         (397)         (156)       614
                                        ------------   ---------  ---------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................           10           181        548
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR..................           61            61         71
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR...............................     $     71     $     242  $     619
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest.............     $    408     $      57  $     126
  Cash paid for income taxes.........     $      5     $  --      $  --
  Assets acquired under capital
     leases..........................     $    905     $     479  $  --

    The accompanying notes are an integral part of these combined financial statements.

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Waste Stream Environmental Inc. and its affiliate, Earth Blends, Inc. (collectively, the Company), are primarily engaged in removing, transporting and disposing of waste sludge and other waste related products. The Company's customers, principally commercial industries and governmental units, are mainly located in New York, Connecticut, New Jersey and Massachusetts. The Company sells waste treatment plant supplies and provides processing services to its customers.

     The Company, through Earth Blends, Inc., also transports, markets and sells N-VIRO soil.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The individual companies that comprise the Company have been presented on a combined basis due to their related operations, common ownership by three individual stockholders and common management control. All significant intercompany balances and transactions among the aforementioned entities have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the combined interim financial statements have been included. The results of operations for the interim periods ended March 31, 1997 and 1998, are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     All highly liquid investments with an original maturity of three months or less are classified as cash equivalents.

  CONCENTRATIONS OF CREDIT RISK

     Accounts receivable potentially subject the Company to concentrations of credit risk. At December 31, 1997, 11 percent and 10 percent of total accounts receivable were associated with two customers. In addition, sales to two customers represented 21 percent and 8 percent, respectively, of total revenues for the year ended December 31, 1997.

  INVENTORIES

     Inventories are stated at the lower of cost or market and, at December 31, 1997, consisted of raw materials. Cost is determined using the first-in, first-out (FIFO) method.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method.

  INCOME TAXES

     For income tax purposes, the Company has elected S Corporation status under the U.S. Internal Revenue Code. In accordance with the provisions of elections to be treated as an S Corporation, the Company's income and losses are passed through to its stockholders; accordingly, no provision for federal income taxes has been recorded in the combined statement of income.

     The Company, however, provides for state income taxes payable in accordance with the tax laws of New York, New Jersey, Connecticut, Massachusetts and Rhode Island as applicable to S Corporations.

  REVENUE RECOGNITION

     The Company recognizes revenue from processing services when material is unloaded at the Company's facilities, if delivered by the customer, or at the time the service is performed, if the Company collects the materials from the customer's location. Sales revenue is recognized when the by-product is shipped to the customer.

     The Company's revenues consist of approximately the following (in thousands):

Processing revenues..................  $   3,832
Trucking and disposal revenues.......     13,050
Chemical and by-product sales........      1,162
Other revenues.......................        558
                                       ---------
          Total......................  $  18,602
                                       =========

  INSURANCE

     The Company maintains various types of insurance coverage for its business, including, without limitation, commercial general liability and commercial auto liability, workers' compensation and employer liability, and a general umbrella policy. The Company has not incurred significant claims or losses in excess of its insurance limits during the period presented in the accompanying combined financial statements.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets at December 31, 1997, consist of the following (in thousands):

Prepaid insurance....................  $     128
Prepaid performance bonds............        168
Advances to stockholder..............         26
Other................................         61
                                       ---------
          Total......................  $     383
                                       =========

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at December 31, 1997, consist of the following (in thousands):

                                        DEPRECIABLE
                                           LIFE
                                        -----------
                                          (YEARS)
Land.................................      --         $      26
Buildings and improvements...........       5-40          2,433
Machinery and equipment..............       5-10          3,771
Vehicles.............................          5          2,552
Other................................          5             31
                                                      ---------
     Total...........................                     8,813
Less -- Accumulated depreciation.....                    (2,990)
                                                      ---------
     Net property, plant and
       equipment.....................                 $   5,823
                                                      =========

5.  ACCRUED LIABILITIES:

     Accrued liabilities at December 31, 1997, consist of the following (in thousands):

Accrued salaries.....................  $     137
Income and other taxes payable.......         11
Accrued professional fees............         24
Other................................         78
                                       ---------
     Total...........................  $     250
                                       =========

6.  LONG-TERM OBLIGATIONS:

     The Company's long-term obligations at December 31, 1997, consist of the following:

                                        (IN THOUSANDS)
                                        --------------
Notes payable to Fleet Bank, monthly
  payments ranging from $2,396 to
  $23,256, interest ranging from
  8.69% to 10.00%, maturing October
  1997 to May 2002, secured by
  business assets, including
  machinery and equipment............       $1,697
Line of credit with Fleet Bank,
  interest rate of 9.50%.............          940
Note payable to A.I. Credit Corp.,
  monthly payments of $6,628,
  interest of 6.81%, maturing
  September 1998, unsecured..........           57
Notes payable to two corporations,
  monthly payments ranging from $419
  to $719, interest ranging from
  9.25% to 11.25%, maturing January
  1999 to September 2002, secured by
  vehicles...........................           86
Capital lease obligations, monthly
  payments ranging from $1,570 to
  $1,900, interest ranging from 9.22%
  to 10.25%, expiring within the next
  five years, secured by equipment...        1,635
Less -- Current maturities of
  long-term obligations..............       (3,164)
                                        --------------
                                            $1,251
                                        ==============

     The line of credit with Fleet Bank provides for a maximum borrowing amount of $1,500,000 and is personally guaranteed by the Company's officers and directors. The credit agreements with Fleet Bank require the Company to comply with certain financial covenants, such as meeting minimum current ratio requirements. At December 31, 1997, the Company was not in compliance with the minimum current ratio financial covenant. Accordingly, all amounts due to Fleet Bank have been included in current maturities of

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) long-term obligations at December 31, 1997. During January 1998, the Company retired its debt obligations to Fleet Bank.

     Principal payments of long-term debt obligations in excess of one year as of December 31, 1997, are as follows (in thousands):

                                        CAPITAL
                                         LEASES
                                        --------
Year ending December 31 --
     1998............................    $   534
     1999............................        534
     2000............................        485
     2001............................        332
     2002............................        113
                                        --------
          Total......................      1,998
     Less -- Amount representing
      executory costs and interest
      expense........................       (363)
                                        --------
     Present value of minimum lease
      payments.......................    $ 1,635
                                        ========

     Management estimates that the fair value of its debt obligations approximates the historical value at December 31, 1997.

7.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases certain equipment under noncancelable operating leases expiring within the next two years. Rent expense was approximately $367,000 for the year ended December 31, 1997. Future commitments under noncancelable leases as of December 31, 1997, are as follows (in thousands):

1998.................................  $      70
1999.................................         46
                                       ---------
     Total...........................  $     116
                                       =========

  LEGAL PROCEEDINGS

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's combined financial position or results of operations.

  ROYALTIES

     In February 1990, the Company entered into a 15-year patent license agreement allowing it to utilize a sludge pasteurization process. The Company makes royalty payments of $8.20 per dry ton of sludge processed. The contract requires the Company to make minimum annual payments based on the Company's level of production. Total royalty expense for the year ended December 31, 1997, was approximately $203,000.

8.  RELATED-PARTY TRANSACTIONS:

     The Company occupies its primary operational facilities and office space under a month-to-month lease agreement with its stockholders. Rent expense was approximately $70,000 for the year ended December 31, 1997.

                 WASTE STREAM ENVIRONMENTAL INC. AND AFFILIATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company purchases supplies from a company owned by a stockholder. Total purchases for the year ended December 31, 1997, totaled approximately $67,000.

9.  EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) plan that covers substantially all of the Company's full-time employees age 21 and over who elect to participate. The plan provides for an elective employer's contribution based upon the employee's contribution. Employer contributions were $13,436 for the year ended December 31, 1997.

10.  SUBSEQUENT EVENTS:

  INVESTMENT IN JOINT VENTURE

     In March 1998, the Company signed a letter of intent to become a 50 percent equity investor in a corporation. The Company has committed to obtain financing to provide this corporation with $2.7 million for the construction of a waste processing facility. As part of this agreement, the Company will operate this facility.

  DEBT REFINANCING

     In January 1998, the Company entered into a revolving credit facility, a project credit facility and two equipment loans with a domestic bank.

     The purpose of the revolving credit facility is to provide working capital to the Company. The borrowings are limited to the lesser of $2 million or 80 percent of eligible receivables, as defined. The facility is subject to customary loan covenants and drawing conditions. Interest is set at the floating LIBOR rate plus 2.25 percent.

     The project credit facility is for a maximum of $1.25 million for the development of a waste processing facility. Interest will be set at the borrower's option.

     The equipment loans require monthly payments of $29,664 plus interest at
7.73 percent per annum through January 2002. These obligations are secured by substantially all of the Company's assets and the personal guarantees of the Company's officers and stockholders.

  DUE FROM RELATED PARTY

     During March 1998, the Company repaid certain debt obligations of a related party and recorded a corresponding receivable. This receivable was repaid by the related party in April 1998.

  U S LIQUIDS ACQUISITION

     On April 21, 1998, U S Liquids Inc. acquired the Company for cash, assumed debt and stock. The transaction was accounted for under the purchase method of accounting.

     The acquisition agreement provides for contingent payments up to $3.25 million, if certain financial and operational goals are met.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Parallel Products:

     We have audited the accompanying balance sheet of Parallel Products (a California limited partnership) as of December 31, 1997, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parallel Products as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
April 24, 1998

                               PARALLEL PRODUCTS
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                        DECEMBER 31,      MARCH 31,
                                            1997             1998
                                        ------------     ------------
                                                          (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......      $  220           $    6
     Restricted marketable
      securities.....................         691              697
     Accounts receivable, less
      allowances of $17 and $20
      (unaudited)....................       2,247            1,414
     Inventories.....................         285              201
     Prepaid expenses and other
      current assets.................          29               56
                                        ------------     ------------
               Total current
                   assets............       3,472            2,374
PROPERTY, PLANT AND EQUIPMENT, net...       5,981            5,948
RELATED-PARTY NOTES RECEIVABLE.......          37               35
                                        ------------     ------------
               Total assets..........      $9,490           $8,357
                                        ============     ============
  LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
     Lines of credit.................      $1,262           $1,403
     Current maturities of long-term
      obligations....................       1,236            1,236
     Related-party notes payable,
      current portion................         310              310
     Accounts payable................       2,392              876
     Accrued liabilities.............         498              460
                                        ------------     ------------
               Total current
                   liabilities.......       5,698            4,285
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       1,215            1,116
RELATED-PARTY NOTES PAYABLE..........         100              100
                                        ------------     ------------
               Total liabilities.....       7,013            5,501
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL....................       2,477            2,856
                                        ------------     ------------
               Total liabilities and
                   partners'
                   capital...........      $9,490           $8,357
                                        ============     ============

   The accompanying notes are an integral part of these financial statements.

                               PARALLEL PRODUCTS
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED       ENDED MARCH 31
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
SALES................................     $ 30,761     $   9,289  $   7,283
COST OF GOODS SOLD...................       27,556         8,344      6,453
                                        ------------   ---------  ---------
     Gross profit....................        3,205           945        830
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        1,495           387        365
                                        ------------   ---------  ---------
INCOME FROM OPERATIONS...............        1,710           558        465
INTEREST EXPENSE, net................          531           157        102
OTHER INCOME, net....................         (126)          (55)       (16)
                                        ------------   ---------  ---------
NET INCOME...........................     $  1,305     $     456  $     379
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                               PARALLEL PRODUCTS
                        STATEMENTS OF PARTNERS' CAPITAL
                                 (IN THOUSANDS)

BALANCE, December 31, 1996...........  $   1,175
     Net income......................      1,305
     Distributions to partners.......         (3)
                                       ---------
BALANCE, December 31, 1997...........      2,477
     Net income (unaudited)..........        379
                                       ---------
BALANCE, March 31, 1998
  (unaudited)........................  $   2,856
                                       =========

   The accompanying notes are an integral part of these financial statements.

                               PARALLEL PRODUCTS
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                         YEAR ENDED       ENDED MARCH 31
                                        DECEMBER 31,   --------------------
                                            1997         1997       1998
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................      $1,305      $     456  $     379
     Adjustments to reconcile net
       income to net cash provided by
       (used in) operating
       activities --
          Depreciation...............         504            126        148
          Noncash interest income
             received from marketable
             securities..............         (26)            (5)        (6)
          Net gain on sale of
             property, plant and
             equipment...............         (83)           (38)    --
     Changes in operating assets and
       liabilities --
          Accounts receivable, net...         (85)           198        833
          Inventories................          64             25         84
          Prepaid expenses and other
             current assets..........          (9)           (24)       (25)
          Other assets...............          40             40     --
          Accounts payable and
             accrued liabilities.....        (767)          (443)    (1,554)
                                        ------------   ---------  ---------
             Net cash provided by
               (used in) operating
               activities............         943            335       (141)
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property, plant and
       equipment.....................        (418)           (93)      (115)
     Proceeds from sale of property,
       plant and equipment...........         359             40     --
                                        ------------   ---------  ---------
             Net cash used in
               investing
               activities............         (59)           (53)      (115)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to partners.......          (3)        --         --
     Principal payments on long-term
       obligations...................        (947)          (322)       (99)
     Net borrowings on revolving
       credit agreements.............         285             52        141
                                        ------------   ---------  ---------
             Net cash provided by
               (used in) financing
               activities............        (665)          (270)        42
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         219             12       (214)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................           1              1        220
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................      $  220      $      13  $       6
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURES:
     Cash paid for interest..........      $  560      $     161  $     138

   The accompanying notes are an integral part of these financial statements.

                               PARALLEL PRODUCTS
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Parallel Products (the Company) is a California limited partnership organized in 1991. The Company recovers purified by-products, such as ethanol, through the processing of its waste streams, acts as a broker and commodity dealer in various nonpotable liquids and is a provider of services for the processing, disposal and recovery of liquid waste. The Company's waste processing operations are located in Rancho Cucamonga, California, and Louisville, Kentucky. Brokerage operations are not concentrated in one specific location of the country.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accounting records of the Company are maintained on the accrual basis of accounting.

  USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     All highly liquid investments with an original maturity of three months or less are classified as cash equivalents.

  RESTRICTED MARKETABLE SECURITIES

     Restricted marketable securities consist of treasury bills and a treasury note. The Company's investments are classified as held-to-maturity and are scheduled to mature within 12 months. Held-to-maturity securities represent those securities that the Company has both the positive intent and ability to hold to maturity and are carried at amortized cost. Realized gains and losses and declines in value of securities judged to be other than temporary are included in interest income. Cost of held-to-maturity securities is determined by specific identification in computing realized gains and losses.

     At December 31, 1997, certain of the Company's restricted marketable securities are being held for the benefit of the Company by Wells Fargo Bank (the Bank), in order to provide additional collateral for the Company's debt obligations to the Bank. A premature withdrawal of these funds could trigger an event of default on the outstanding obligations of the Bank. At December 31, 1997, treasury bills in the amount of $492,000 and a treasury note in the amount of $199,000 are held by the Bank as collateral for the outstanding debt.

  CONCENTRATIONS OF CREDIT RISK

     Accounts receivable potentially subject the Company to concentrations of credit risk. At December 31, 1997, 21 percent and 13 percent of total accounts receivable were associated with two customers. In

                               PARALLEL PRODUCTS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) addition, sales to three customers represented 13 percent, 11 percent and 10 percent of total revenues for the year ended December 31, 1997.

     The Company's customers are concentrated in the beverage industry. Management performs ongoing credit analyses of the accounts of its customers and provides allowances as deemed necessary.

  MAJOR SUPPLIERS

     During 1997, two suppliers accounted for 31 percent and 13 percent of total purchases. Management believes that alternate sources of supply are available on comparable terms.

  INVENTORIES

     Inventories are stated at the lower of cost or market and, at December 31, 1997, consisted primarily of finished products such as brokered and manufactured alcohol. Cost is determined using the first-in, first-out (FIFO) method.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method.

  INCOME TAXES

     The accompanying financial statements do not include provisions for income taxes that may be due on the reported net income of the Company, since any related income taxes are obligations of the partners of the Company.

  REVENUE RECOGNITION

     Revenues are recognized when recycled products are shipped. Revenue from brokered alcohol is recognized when shipped from the Company's locations or when delivered if product is shipped from a location other than the Company's two refineries.

     The Company's revenues consisted of the following for the year ended December 31, 1997 (in thousands):

By-product sales.....................  $  27,180
Processing revenues..................      2,854
Other................................        727
                                       ---------
          Total......................  $  30,761
                                       =========

3.  RELATED-PARTY NOTES RECEIVABLE:

     At December 31, 1997, there was a note receivable from a limited partner of the Company in the amount of $46,000. The borrowing bears interest at 8 percent with scheduled payments of $750 per month to commence in 1998. The current portion of the note receivable has been included in prepaid expenses and other current assets at December 31, 1997.

                               PARALLEL PRODUCTS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at December 31, 1997, consist of the following (in thousands):

                                        DEPRECIABLE LIFE
                                             (YEARS)
                                        -----------------
Land.................................       --              $   1,122
Machinery and equipment..............          5-12             6,042
Buildings and leasehold
  improvements.......................          5-20             1,443
Furniture and fixtures...............          3-15               144
Vehicles.............................           3-5                39
Construction in progress.............            --                90
                                                            ---------
                                                                8,800
Less -- Accumulated depreciation.....                          (2,899)
                                                            ---------
          Net property, plant and
             equipment...............                       $   5,981
                                                            =========

5.  ACCRUED LIABILITIES:

     Accrued liabilities at December 31, 1997, consist of the following (in thousands):

Accrued salaries.....................  $     187
Accrued insurance premiums...........         98
Accrued interest, including interest
  payable to related party of $24....         73
Other................................        140
                                       ---------
          Accrued liabilities........  $     498
                                       =========

6.  LONG-TERM OBLIGATIONS:

     The Company's long-term obligations at December 31, 1997, consist of the following:

                                             1997
                                        --------------
                                        (IN THOUSANDS)
Revolving credit facility............      $  1,262
Note payable to the Bank, interest at
  prime plus 3.0%, payable in monthly
  principal installments of $11,675,
  maturing June 1, 2000..............         1,004
Term commitment, payable to the Bank,
  interest-only installments at prime
  plus 3.0%, through April 30, 1998,
  at which time the remaining balance
  is due and payable.................           600
Note payable to the Bank, interest at
  prime plus 3.0%, payable in monthly
  principal installments of $13,332,
  maturing May 1, 2000...............           387
Note payable to the Bank,
  interest-only installments at prime
  plus 3.0%, through April 30, 2002,
  at which time the remaining balance
  is due and payable.................           239
Note payable to the Bank, interest at
  prime plus 3.0%, payable in monthly
  principal installments of $5,357,
  maturing January 1, 2000...........           155
Note payable to the Bank, payable in
  monthly principal installments of
  $1,491 plus accrued interest at
  prime plus 3.0%, maturing June 1,
  2000...............................            45
Other................................            21
Less -- Current maturities of
  long-term obligations..............        (2,498)
                                        --------------
                                           $  1,215
                                        ==============

     Unless otherwise stated above, all notes payable are collateralized by accounts receivable, inventory, equipment, treasury bills, a treasury note and a first priority lien on real property at the Kentucky facility

                               PARALLEL PRODUCTS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) and the Rancho Cucamonga, California, facility, under the terms of the Company's credit agreement with the Bank, amended on March 11, 1998.

     On October 11, 1996, the Company entered into a revolving credit facility, extended on March 11, 1998, with the Bank in the amount of $2,000,000 in two lines of credit and $600,000 in a term commitment note. The Company also has existing loans with the Bank which were used to purchase equipment and real estate. The facility is secured by substantially all of the assets of the Company. The borrowings under the credit facility, which are used to fund working capital, are limited to a maximum of 90 percent of the market value of the treasury notes plus 80 percent of eligible accounts receivable. The Company is required to maintain a noninterest-bearing deposit account (restricted marketable securities, see Note 2) over which the Company has no control and from which deposits will be used as a principal reduction on the credit facility. The credit agreement requires the Company to comply with certain financial covenants, such as meeting minimum requirements for earnings before interest, taxes, depreciation and amortization (EBITDA) coverage ratio, and prohibits the Company from merging into or consolidating with any other entity. The credit agreement allows distributions to partners to cover its partners' federal income tax liability, and any other distributions are prohibited. Interest on the outstanding balance is due monthly, and the facility matures on April 30, 1998. Advances bear interest at prime plus 3 percent and prime plus 5 percent for each line of credit, respectively, and prime plus 3 percent for the term note. Subsequent to year-end, interest rates were reduced to prime plus 2 percent for the entire facility. As of December 31, 1997, availability under the credit facility was $738,000.

     All of the indebtedness of the Company to the Bank, pursuant to the parties' loan agreement as amended, stipulates that all bank debt with the Bank shall be guaranteed by the general partner and two limited partners up to a principal amount of $4,400,000 each. The Bank's prime rate of interest at December 31, 1997, was 8.5 percent. Management estimates that the fair value of its debt obligations approximates the historical value at December 31, 1997.

     Principal payments of long-term debt obligations, including related-party notes payable, in excess of one year as of December 31, 1997, are as follows (in thousands):

Year ending December 31 --
     1998............................  $   2,808
     1999............................        394
     2000............................        821
     2001............................        100
     2002............................     --
     Thereafter......................     --
                                       ---------
                                       $   4,123
                                       =========

7.  RELATED-PARTY NOTES PAYABLE:

     The Company has notes payable to David W. Allen, president of the Company, in the amounts of $100,000 and $310,000, bearing interest at 8.0 percent and
5.31 percent, respectively, per annum. Annual installments, related to the $100,000 note, of interest only are due beginning December 1, 1995, and continue until January 1, 2000, at which time all remaining unpaid principal and interest shall be due and payable. These notes are subordinated to the payment of all obligations of the Company to the Bank, pursuant to the terms of a subordination agreement amended on March 11, 1998.

8.  EMPLOYEE BENEFITS:

     The Company has a 401(k) defined contribution plan available to all employees who have been with the Company for more than one year. Employees may contribute up to 15 percent of their salary each year, and the Company may elect to make a discretionary contribution to this plan once a year. All plan

                               PARALLEL PRODUCTS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) participants who are employed at the end of the plan year and have completed 1,000 hours of service in that plan year are eligible to receive a share of the employer contribution. Participants' rights to the employer contribution vest 20 percent after the second covered year of service and 20 percent for each additional covered year of service. No contribution was made by the employer to the defined contribution plan for the year ended December 31, 1997.

9.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases office facilities and certain equipment under noncancelable operating leases for periods ranging from one to eight years. Rent expense was approximately $236,000 for the year ended December 31, 1997. The following table presents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1998............................  $     189
     1999............................        138
     2000............................         63
     2001............................         46
     2002............................         36
     Thereafter......................        104
                                       ---------
          Total......................  $     576
                                       =========

  SALES COMMITMENTS

     Periodically, the Company enters into ethanol sales contracts with several of its customers. These contracts are generally short-term in nature and are used by the customer to ensure an adequate supply of ethanol for the state-mandated oxygenated fuels requirements. Additionally, the Company enters into short-term contracts for the purchase of ethanol to ensure an adequate supply for the formal sales contracts. These purchase commitments did not result in losses. The Company did not have any formal purchase or sales commitments outstanding for the year ended December 31, 1997.

  LEGAL PROCEEDINGS

     The Company is subject to claims and legal actions that arise in the ordinary course of business. Management believes that the ultimate liability with respect to these claims and legal actions, if any, will not have a material effect on the financial position of the Company.

     The Company has been informed of possible violations of federal environmental criminal laws resulting from possible improper handling of asbestos-containing materials from a site now owned by the Company. The Company does not expect that the ultimate disposition of these proceedings will have a material adverse effect on the Company's financial condition or its results of operations.

10.  SUBSEQUENT EVENTS:

     On April 21, 1998, U S Liquids Inc. acquired the Company for cash, assumed debt and stock. The transaction was accounted for under the purchase method of accounting. The acquisition agreement provides for contingent payments up to $4.2 million, if certain financial and operational goals are met.

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